EX-99.10

                          Independent Auditors' Consent




The Board of Directors of Jackson National Life Insurance Company and Contract Owners of Jackson National Separate Account III


We consent to the use of our reports included herein on the consolidated financial statements of Jackson National Life Insurance Company dated January 31, 2003, and on the financial statements of Jackson National Separate Account III, dated February 14, 2003, and to the references to our firm under the headings "Financial Statements" in the prospectus and "Services" in the Statement of Additional Information of the SEC Form N-4 Registration Statement.

Our report on the consolidated financial statements of Jackson National Life Insurance Company refers to the adoption effective January 1, 2001 of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities", and the adoption effective April 1, 2001 of the Emerging Issues Task Force Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets".

/s/ KPMG LLP

Chicago, Illinois
April 25, 2003